For Further Information Contact:
Jim Marcelli Lightwave Logic 302-356-2717 jmarcelli@lightwavelogic.com	Phillips W. Smith Lightwave Logic 480-280-9192 phil@lightwavelogic.com

Lightwave Logic Moves Forward on Optical Computing Project with Celestech

October 18, 2010

Customer Accepts Novel Concept for Advanced Optical Computing Application

NEWARK, Del., Oct. 18 /PRNewswire/ -- Lightwave Logic, Inc. (OTC Bulletin Board: LWLG) a technology company focused on the development of the Next Generation Electro-Optic Polymer Material Platform for applications in high speed fiber-optic data communications and optical computing announced their subcontract agreement with Celestech, Inc. has completed the concept stage and is moving forward into the design stage.

Under terms of the original agreement, Lightwave Logic provided Celestech with development-engineering support in the early stages of the project on a task based effort to incorporate one of Lightwave's advanced electro-optical polymer materials.  This relationship will continue as the project transitions into the optical and system engineering-design phase which will be led by Terry Turpin of Lightwave Logic.

Rusty Topping, Executive Vice President and General Manager of Celestech, commented, "We are very happy to be working with Terry and the Lightwave team on this exciting optical computing project involving a novel concept and design.  We are very encouraged by the early results and are anxious to move forward."

James Marcelli, Chief Executive Officer of Lightwave Logic said, "The advancement of our initial revenue generating engineering contract into the design phase is an exciting event for our company.  As we are presently in several stages of evaluation with potential partners /customers for various commercial applications, we hope that this initial success will accelerate the widespread acceptance of our groundbreaking next generation electro-optical polymer materials platform."

About Celestech, Inc.

Celestech is a rapidly growing technology development and engineering firm that provides state-of-the-art innovations in computing, communications, analytics, and signal processing. In addition, the company conducts advanced technology research and develops innovative enabling capabilities that make use of evolving and newly emerging technologies. They provide turn-key projects, engineering services, and embedded value added products for government and commercial organizations. For more information visit their web site at www.celestech.com.

"Powered by Lightwave Logic"

Lightwave Logic, Inc. is a development stage company that is producing prototype electro-optic demonstration devices and is moving toward commercialization of its high-activity, high-stability organic polymers for applications in electro-optical device markets. Electro-optical devices convert data from electric signals into optical signals for use in high-speed fiber-optic telecommunications systems and optical computers. Please visit the Company's website, www.lightwavelogic.com, for more information.

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